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                                                                    Exhibit 23.9

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated January 23, 1997, accompanying the consolidated financial statements of Central and Southern Holding Company for the year ended December 31, 1996, included in the Form 10-K for Premier Bancshares, Inc. for the year ended December 31, 1998. We hereby consent to the incorporation by reference of said report in the Registration Statement of Premier Bancshares, Inc. and Prospectus on Form S-4 and the use of our name as it appears under the caption "Experts".


                                                    PORTER KEADLE MOORE, LLP

                                                    /s/ Porter Keadle Moore, LLP



Atlanta, Georgia
July 9, 1999